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Exhibit 4.3

SUBSCRIPTION AGREEMENT

        August 7, 2002

TO EACH OF THE PURCHASERS
NAMED ON THE SIGNATURE
PAGES HEREOF

Ladies and Gentlemen:

        Odetics, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Purchasers"), as set forth below.

        1.    The Securities.    Subject to the terms and conditions herein contained, the Company proposes to issue and sell to each Purchaser, severally and not jointly, (a) the number of shares of its Class A Common Stock, par value $0.10 per share (the "Common Stock"), set forth on the signature page of such Purchaser hereto (collectively, the "Shares") (b) a warrant, substantially in the form attached hereto at Exhibit A (the "Series A Warrants"), to acquire one (1) share (the "Series A Warrant Shares") of Common Stock for each two (2) Shares purchased pursuant to this Agreement, and (c) a warrant, substantially in the form attached hereto as Exhibit B (the "Series B Warrants" and, together with the Series A Warrants, the "Warrants"), to acquire one (1) share (the "Series B Warrant Shares" and, together with the Series A Warrant Shares, the "Warrant Shares") of Common Stock for each two (2) Shares purchased pursuant to this Agreement.

        The Shares and the Warrants are sometimes herein collectively referred to as the "Securities".

        The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

        In connection with the sale of the Securities, the Company has made available to the Purchasers its periodic and current reports filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 2001. These reports, filings and amendments are collectively referred to as the "Disclosure Documents". All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents shall be deemed to mean and include all such financial statements and schedules.

        The Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of a Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company will agree, among other things, to effect a shelf registration statement (the "Shelf Registration Statement") pursuant to Rule 415 under the Securities Act relating to the resale of the Shares and the Warrant Shares by holders thereof.

        The Registration Rights Agreement, the Engagement Letter with Roth Capital Partners, LLC (the "Placement Agent"), the Warrants and this Agreement are herein collectively referred to as the "Basic Documents".

        2.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with each Purchaser and the Placement Agent that, except as disclosed in the schedules delivered by the Company to the Purchasers in connection herewith (collectively, the "Schedules"):

          (a)  The Disclosure Documents as of their respective dates did not, and as of the Closing Date as defined in Section 3 below will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be (together with the rules and regulations of the Commission promulgated thereunder, the "Securities Acts"), as applicable.

          (b)  Each of the Company and its active subsidiaries, each of which is identified in Exhibit D hereto (the "Subsidiaries"), has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, (i) have a material adverse effect on the business, condition (financial or other), results of operations, properties or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) materially impair or limit the ability of the Company to issue and sell the Shares, the Warrants and the Warrant Shares and to perform its other obligations under the Basic Documents (any such event, a "Material Adverse Effect"). As of the Closing Date; the Company will have the authorized, issued and outstanding capitalization set forth in the Disclosure Documents (subject to (A) the issuance of the Securities hereunder, (B) the issuance of shares pursuant to options outstanding under the Company's stock option plans or outstanding warrants or other rights to acquire shares described in the Disclosure Documents, and (C) the issuance of shares of Common Stock upon conversion of the Class B Common Stock in accordance with the terms of the Company's Certificate of Incorporation, as amended). Except as set forth in Exhibit D hereto, the Company does not have any subsidiaries other than the Subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of any preemptive or similar rights and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting. Except as set forth in the Disclosure Documents or issued pursuant to this Agreement, as of the Closing Date no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding. Except as set forth in the Disclosure Documents or as provided herein, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company's or any Subsidiary's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Basic Documents, or the issuance of the Shares, the Warrants and/or the Warrant Shares.

          (c)  The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Basic Documents. Each of the Basic Documents has been duly and validly authorized by the Company and, constitutes or, in the case of Basic Documents to be executed after the date hereof, when executed and delivered by the Company, will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions"), and (ii) any rights to indemnity, or contribution under the Registration Rights Agreement may be limited by federal and state securities laws and public policy considerations.

          (d)  The Shares have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof and upon payment of the exercise price therefor, will be validly issued, fully paid and nonassessable. The capital stock of the Company, including the Common Stock, conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights to purchase shares of the Company's capital stock from the Company.

          (e)  No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution or performance of the Basic Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, true and complete copies of which have been delivered to the Purchasers, (ii) as are not required to be obtained under the Securities Laws after the date hereof that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect. All such consents, approvals, authorizations, licenses, qualifications, exemptions and orders set forth in the Disclosure Documents which are required to be obtained by the Closing Date will be in full force and effect as of the Closing Date and not the subject of any pending or, to the knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise. Assuming the truth and accuracy of the representations and warranties of the Purchasers set forth herein, the Company has taken all action necessary to exempt from the provisions of Section 203 of the Delaware General Corporation Law or any provision of the Company's Certificate of Incorporation, By-laws or any stockholder rights agreement that is or could become applicable to the Purchasers as a result of the transactions contemplated by the Basic Documents (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Basic Documents, including without limitation, the issuance of the Shares, the Warrants and the Warrant Shares and the ownership, disposition or voting of the Shares, the Warrants and the Warrant Shares by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Basic Documents.

          (f)    None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

          (g)  The execution, delivery and performance by the Company of the Basic Documents, the issuance by the Company of the Shares, the Warrants and the Warrant Shares and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof do not and will not (a) violate or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the certificate of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries, except, in the case of clauses (i) and (iii) only, where the violation, conflict, breach, default or lien would not, individually or in the aggregate, have a Material Adverse Effect.

          (h)  The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the Company, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles as in effect on the date hereof ("GAAP") applied on a consistent basis with the audited consolidated financial statements included therein, except for the failure to include certain footnotes and schedules otherwise required by GAAP and subject to year-end audit adjustments; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young LLP, which has examined certain of such financial statements as set forth in its report included in the Disclosure Documents, is an independent public accounting firm as required by the Securities Act for an offering registered thereunder.

          (i)    Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body.

          (j)    None of the Company or the Subsidiaries has, or, after giving effect to the issuance and sale of the Securities hereunder, will have, any liability for any prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")), accumulated funding deficiency (as defined in Section 302 of ERISA) or any complete or partial withdrawal from a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), with respect to any plan (as defined in Section 3(3) of ERISA) as to which the Company or any of the Subsidiaries has or could have any direct or indirect, actual or contingent liability. With respect to such plans, the Company and the Subsidiaries are, and, after giving effect to the issuance and sale of the

  Securities hereunder, will be, in compliance in all material respects with all provisions of the Code and ERISA.

          (k)(i)All Intellectual Property of the Company and its Subsidiaries is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

          (ii)  All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's knowledge, the other parties thereto, enforceable in accordance with their terms, subject to the Enforcement Exceptions, and, to the Company's knowledge, there exists no event or condition which will result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement, except where the violation, breach or default would not have a Material Adverse Effect, individually or in the aggregate.

          (iii)  The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

          (iv)  The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, except where such infringement, impairment or conflict could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, and, to the Company's knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's knowledge, there is no valid basis for the same.

          (v)  The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

          (vi)  All software owned by the Company or any of its Subsidiaries, and, to the Company's knowledge, all software licensed from third parties by the Company or any of its Subsidiaries, (A) is free from any material defect, bug, virus, or programming, design or documentation error; (B) operates and runs in a reasonable and efficient business manner; and (C) conforms in all material respects to the specifications and purposes thereof.

        (vii)  The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party.

          (k)  Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (l)    Since March 31, 2002, except as identified and described in the Disclosure Documents, there has not been:

            (i)  any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

          (ii)  any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

          (iii)  any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

          (iv)  any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

          (v)  any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

          (vi)  except as contemplated by the Basic Documents, any change or amendment to the Company's Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

        (vii)  any material labor difficulties or, to the Company's knowledge, labor union organizing activities with respect to employees of the Company or any Subsidiary;

        (viii)  any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

          (ix)  the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

          (x)  the loss or threatened loss of any customer which has had or would have a Material Adverse Effect; or

          (xi)  any other event or condition of any character that has had or would have a Material Adverse Effect.

          (m)  There are no legal or governmental proceedings nor are there any contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

          (n)  Neither the Company nor any of the Subsidiaries owns any real property. Each of the Company and the Subsidiaries has good title to all personal property described in the Disclosure Documents as being owned by it and possesses valid leasehold rights in the real or personal property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements, including those referred to in the Disclosure Documents, to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect, other than where such invalidity or unenforceability would not, individually or in the aggregate, have a Material Adverse Effect.

          (o)  The Company and each Subsidiary has timely prepared and filed (within all applicable extension periods) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it except (i) where the Company has obtained an extension of time within which to file any such tax return (and is in compliance with the terms of any such extension) and (ii) for such failures to file or pay as have not had and would not have a Material Adverse Effect, individually or in the aggregate. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

          (p)  Except as disclosed in the Disclosure Documents and except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and the Subsidiaries is in compliance with all, and is not subject to liability (including, without limitation, fines or penalties) under any, applicable Environmental Laws, (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) neither the Company nor any of the Subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action relating to any hazardous material, (F) neither the Company nor any of the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (G) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (H) there are no past or present actions, events, operations or activities which could reasonably be expected to prevent or interfere with compliance by the Company or any Subsidiary with any applicable Environmental Law or to result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Company or the Subsidiaries, relating to pollution or protection of the environment, natural resources or health or safety including, without limitation, any relating to the release or threatened release of any pollutant, contaminated substance, material, waste, chemical or contaminant subject to regulation thereunder.

          (q)  None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (r)  None of the Company or the Subsidiaries or any of such entities' directors, officers, employees, agents or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Acts or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Common Stock.

          (s)  None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Securities hereunder in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

          (t)    Except as set forth in the Disclosure Documents, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

          (u)  Each of the Company and the Subsidiaries carries insurance (including self-insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

          (v)  Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (w)  No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the Shelf Registration Statement.

          (x)  The statistical and market and industry-related data included in the Disclosure Documents are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

          (y)  Except for the fee payable to the Placement Agent, the Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Shares and the transactions contemplated by the Basic Documents.

          (z)  The Common Stock is listed on the Nasdaq SmallCap Market. The Company currently is not in violation of, and assuming the satisfaction of the condition specified in Section 5(d), the consummation of the transactions contemplated by the Basic Documents will not violate, any rule of the National Association of Securities Dealers.

          (aa) The Company has filed a Listing of Additional Shares Notification Form with the Nasdaq Stock Market with respect to the Shares and the Warrant Shares. The Shares and the Warrant Shares will be listed on the Nasdaq SmallCap Market immediately following their issuance. There are no proceedings pending or, to the Company's knowledge, threatened against the Company relating to the continued listing of the Company's Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company's knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

          (bb) The Company is eligible to use Form S-3 for the resale of the Shares and the Warrant Shares by Purchasers or their transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Shares and the Warrant Shares under the securities or "blue sky" laws of any jurisdiction within the United States that is the residence or domicile of any Purchaser.

          (cc) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

          (dd) Except as disclosed in the Disclosure Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, without regard to the dollar thresholds contained in such Item.

          (ee) Any certificate signed by any officer of the Company or any Subsidiary and delivered pursuant to this Agreement shall be deemed a joint and several representation and warranty by the Company to each Purchaser as to the matters covered thereby.

        3.    Purchase, Sale and Delivery of the Shares.    On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and each Purchaser acting severally and not jointly agrees to purchase from the Company, the number of Shares and the Warrants set forth on such Purchaser's signature page hereto, for the aggregate purchase price set forth on such signature page.

        The Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Purchasers may designate, representing the Shares and Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment of the aggregate purchase price to the Company. Upon receipt by Lowenstein Sandler PC of the certificates, each Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Purchaser's pro rata portion of the purchase price as set forth on the signature pages to this Agreement. On the date (the "Closing Date") the Company receives such funds, the certificates evidencing the Shares and Warrants shall be released to the Purchasers (the "Closing"). The purchase and sale of the Shares and Warrants shall take place at the offices of Lowenstein Sandler PC, 1330

Avenue of the Americas, 21st Floor, New York, New York, or at such other location and on such other date as the Company and the Purchasers shall mutually agree.

        4.    Certain Covenants.    The Company covenants and agrees with each Purchaser and the Placement Agent that:

          (a)  None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (b)  The Company will apply the net proceeds from the sale of the Securities for general working capital purposes.

          (c)  Except in connection with the filing of the Shelf Registration Statement, the Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (d)  The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (e)  The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Basic Documents prior to or after the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Securities.

          (f)    The Company shall at all times following the Closing reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Shares and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Shares and the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

          (g)  For as long as a Purchaser or its assignees hold any of the Securities or Warrant Shares, the Company will furnish to such Purchaser and/or its assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by such Purchaser and/or its assignees; provided, however, that the Company shall not disclose material nonpublic information to the Purchasers, or to advisors to or representatives of the Purchasers, unless prior to disclosure of such information the Company advises the Purchasers, such advisors and representatives that the information they have requested or that the Company otherwise intends to disclose is material nonpublic information and provides the Purchasers, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and provided further that any Purchaser wishing to obtain such material nonpublic information enters into an appropriate confidentiality agreement with the Company with respect thereto.

          (h)  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchasers under the Basic Documents.

          (i)    The Company shall not materially reduce the insurance coverages described in Section 3.

          (j)    The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

          (k)  Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be included on The Nasdaq SmallCap Market no later than the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on The Nasdaq SmallCap Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

        5.    Conditions of the Purchasers' Obligations.    The obligation of each Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by the relevant Purchaser:

          (a)  The representations and warranties made by the Company in this Agreement qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in this Agreement not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

          (b)  None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Basic Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement, the other Basic Documents or the Disclosure Documents.

          (c)  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities all of which shall be in full force and effect.

          (d)  The Company shall have received (A) written notice from Nasdaq to the effect that the issuance and sale of the Securities as contemplated hereby will not require shareholder approval pursuant to the requirements of Nasdaq Marketplace Rule 4350(i), and (B) oral confirmation from Nasdaq that the Shares and the Warrant Shares shall have been approved for inclusion in The Nasdaq SmallCap Market upon official notice of issuance.

          (e)  The Purchasers and Placement Agent shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect of paragraphs 5(a), (b), (c) and (d).

          (f)    The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of

  Directors of the Company approving the transactions contemplated by this Agreement and the other Basic Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Basic Documents and related documents on behalf of the Company.

          (g)  On or before the Closing Date, the Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date, subject to the Enforceability Exceptions.

          (h)  The Purchasers and Placement Agent shall have received an opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, in the form attached hereto as Exhibit E.

          (i)    No stop order or suspension of trading shall have been imposed by Nasdaq, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.

        6.    Representations and Warranties of the Purchasers.

          (a)  Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Warrant Shares that it may acquire upon exercise of the Warrants) are being acquired for its own account for investment (and/or on behalf of managed accounts who are purchasing solely for their own accounts for investment) and with no intention of distributing or reselling such Securities or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to a Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration, and subject, nevertheless, to the disposition of a Purchaser's property being at all times within its control. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities or the Warrant Shares.

          (b)  Each Purchaser understands that the Securities and the Warrant Shares have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

        Each Purchaser agrees to the imprinting of the following legend on the Shares and the Warrant Shares:

          The shares of common stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred ("transferred") in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

          Such legend shall remain on the certificates representing the Shares and the Warrant Shares until the earlier of (i)(A) registration of the Shares and the Warrant Shares for resale pursuant to the Registration Rights Agreement and (B) delivery by a Purchaser to the transfer agent for the Common Stock (the "Transfer Agent") of a certification that such Purchaser has disposed of the Shares and/or the Warrant Shares in compliance with the Securities Act (including the prospectus delivery requirements thereof), or (ii) Rule 144(k) becoming available. Upon the registration of the Shares and the Warrant Shares for resale pursuant to the Registration Rights Agreement, the Company shall deliver to the Transfer Agent (x) irrevocable instructions to issue new certificates without the restrictive legend set forth above upon the disposition of Shares and Warrant Shares in accordance with clause (i) above, and (y) a blanket opinion from the Company's counsel to the effect that certificates representing Shares and Warrant Shares disposed of in accordance with clause (i) above may be re-issued without such restrictive legend. Upon compliance with the provisions of clause (i) or (ii) above, the Company shall, upon a Purchaser's written request, promptly, and in any case within three (3) Business Days after receipt of such request, cause certificates evidencing the Shares and the Warrant Shares to be replaced with certificates which do not bear such restrictive legends.

          (c)  Each Purchaser is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

          (d)  Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, such Purchaser having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

          (e)  Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforcement Exceptions.

          (f)    Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result, under the Securities Acts or otherwise, in, or that has constituted, stabilization, or manipulation of the price of the Common Stock.

          (g)  Each Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents; provided, however, that no investigation conducted by the Purchaser shall limit or affect the representations and warranties of the Company contained herein or the right of the Purchaser to rely thereon.

          (h)  Each Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to such Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company's actual results may differ materially from those projected by the Company or its management in such forward-looking information.

          (i)    Each Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company, its counsel and the Placement Agent will rely upon, the accuracy and truthfulness of the foregoing representations and such Purchaser hereby consents to such reliance.

        7.    Survival; Indemnification.

          (a)  The respective representations, warranties, agreements and covenants of the Company and the Purchasers set forth in this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, or any Purchaser and (ii) delivery of, payment for or disposition of the Securities, and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs or personal representatives of the Company and the Purchasers.

          (b)  The Company agrees to indemnify and hold harmless, on an after-tax and after insurance recovery basis, each Purchaser and its affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and reasonable out-of-pocket expenses (including without limitation reasonable attorney fees and disbursements and other reasonable expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which such person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Basic Documents, and will reimburse any such person for all such amounts as they are incurred by such person.

          (c)  Promptly after receipt by any person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 8, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the Company be liable for the fees and expenses of more than one separate counsel (together with local counsel), for all of the Indemnified Persons who are parties to such proceeding. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

        8.    Termination.

          (a)  The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

              (i)  Upon the mutual written consent of the Company and the Purchasers;

            (ii)  By the Company if the representations and warranties made by the Purchasers in Section 6 are not true and correct in all material respects;

            (iii)  By the Purchasers if any of the conditions set forth in Section 5 shall have become incapable of fulfillment; or

            (iv)  By either the Company or the Purchasers if the Closing has not occurred on or prior to September 30, 2002;

  provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Basic Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

          (b)  In the event of termination by the Company or the Purchasers of their obligations to effect the Closing pursuant to this Section 8, written notice thereof shall forthwith be given to the other parties hereto and the obligation of all parties to effect the Closing shall be terminated, without further action by any party. Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Basic Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Basic Documents.

        9.    Notices.    All communications hereunder shall be in writing and, (i) if sent to a Purchaser, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to their address on their signature page hereof and (ii) if sent to the Company, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or faxed and confirmed in writing to Odetics, Inc., 1515 South Manchester Avenue, Anaheim, CA 92802, Attention: Chief Executive Officer (facsimile: (714) 780-7857), and with a copy to Ellen S. Bancroft, Esq., Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California 92618 (facsimile: (949) 790-6301).

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if faxed.

        10.    Successors.    This Agreement shall inure to the benefit of and be binding upon each Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. No purchaser of Securities from any Purchaser will be deemed a successor because of such purchase.

        11.    No Waiver; Modifications in Writing.    No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the relevant Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

        12.    Entire Agreement.    This Agreement, the other Basic Documents, the Disclosure Documents and the Schedules constitute the entire agreement among the parties hereto and supersede all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof, including, but not limited to, the letter agreement, dated July 23, 2002, among the parties hereto.

        13.    APPLICABLE LAW.    THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        14.    Consent to Jurisdiction.    Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        15.    Expenses.    The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and out-of-pocket expenses of counsel to the Purchasers in connection with the documentation and negotiation of the Basic Documents, but not in excess of $25,000. The Company shall reimburse the Purchasers upon demand for all reasonable out-of-pocket expenses incurred by the Purchasers, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Basic Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Basic Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

        16.    Publicity.    No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchasers without the prior consent of the Company (in the case of a release or announcement by the Purchasers) or Special Situations Fund III, L.P. ("SSF") (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchasers, as the case may be, shall allow SSF or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

        17.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Purchasers.

Very truly yours,

ODETICS, INC.

By:	/s/ Gregory A. Miner
Name: Gregory A. Miner
Title: Chief Executive Officer and Chief Financial Officer

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

SPECIAL SITUATIONS FUND III, L.P.

	By:	/s/ Austin Marxe
		Name:	Austin Marxe
		Title:	General Partner

Aggregate Purchase Price: $1,700,040 Number of Shares: 1,416,700 Number of Series A Warrants: 708,350 Number of Series B Warrants: 708,350

Address for Notice:
153 E. 53rd Street 55th Floor New York, NY 10022

with a copy to:

Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 Attn: John D. Hogoboom, Esq. Telephone: 973.597.2500 Facsimile: 973.597.2400

SPECIAL SITUATIONS CAYMAN FUND, L.P.

	By:	/s/ Austin Marxe
		Name:	Austin Marxe
		Title:	General Partner
Aggregate Purchase Price: $499,920 Number of Shares: 416,600 Number of Series A Warrants: 208,300 Number of Series B Warrants: 208,300

Address for Notice:
153 E. 53rd Street 55th Floor New York, NY 10022

with a copy to:

Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 Attn: John D. Hogoboom, Esq. Telephone: 973.597.2500 Facsimile: 973.597.2400

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

	By:	/s/ Austin Marxe
		Name:	Austin Marxe
		Title:	General Partner

Aggregate Purchase Price: $800,040 Number of Shares: 666,700 Number of Series A Warrants: 333,350 Number of Series B Warrants: 333,350

153 E. 53rd Street 55th Floor New York, NY 10022

with a copy to:

Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 Attn: John D. Hogoboom, Esq. Telephone: 973.597.2500 Facsimile: 973.597.2400

Exhibit A

Form of Series A Warrant

Exhibit B

Form of Series B Warrant

Exhibit C

Form of Registration Right Agreement

Exhibit D

Form of Opinion of Brobeck, Harrison & Phleger, LLP

        A.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to such counsel's knowledge, it is presently conducted

        B.    Each of Zyfer, Inc., MAXxess, Inc., Broadcast, Inc. and Iteris, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own its properties and to conduct its respective business as, to such counsel's knowledge, it is presently conducted.

        C.    The Shares have been duly authorized and, when issued and delivered to and paid for by the Purchasers in accordance with the terms of the Subscription Agreement, will be validly issued, fully paid and non-assessable and, will not be issued in violation of any preemptive rights in the Company's certificate of incorporation or any agreement binding upon the Company that is listed as an exhibit to the Company's Form 10-K filed with the Securities and Exchange Commission on June 29, 2002 (the "Material Agreements"). The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof and payment of the aggregate exercise price therefor, will be validly issued, fully paid and nonassessable.

        D.    The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Subscription Agreement, the Registration Rights Agreement and the Warrants (the "Transaction Documents"), and each such Transaction Document has been duly authorized, executed and delivered by the Company.

        E.    Each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable by the Purchasers against the Company in accordance with its terms.

        F.    Other than in connection with any securities laws (with respect to which we direct you to paragraph I below), all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal or Delaware corporate or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Transaction Documents and consummation at the Closing of the transactions contemplated by the Subscription Agreement have been obtained, except for those (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

        G.    Other than in connection with any securities laws (with respect to which we direct you to paragraph I below), the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Transaction Agreements do not violate any provision of any federal, Delaware corporate or California law, rule or regulation applicable to the Company or any provision of the Company's Certificate of Incorporation or Bylaws, as amended, and do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order specifically identified in the Officer's Certificate dated    . 2002 (the "Officers' Certificate") or the material provisions of any of the Material Agreements, except in each case for any violation, conflict, breach or default would not, individually or in the aggregate, have a Material Adverse Effect.

        H.    We are not aware that there is any action, proceeding or governmental investigation pending, or overtly threatened in writing, against the Company which questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Agreements.

        I.    On the assumption that the representations of the Purchasers in the Subscription Agreement are correct, the offer and sale of the Common Stock to the Purchasers pursuant to the terms of the Subscription Agreement are exempt from the registration requirement of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirement of the California Corporate Securities Law of 1968, as amended.

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